Exhibit 99.1

Date:	Nov. 2, 2006
Williams Partners L.P. Reports Third-Quarter 2006 Financial Results
•	Higher Margins, NGL Sales Volumes Drive 3Q Performance

•	Combined Distributable Cash Flow Up 48% for 3Q; 23% Year-to-Date

•	Cash Distribution Increased for Third Time This Year
          TULSA, Okla. — Williams Partners L.P. (NYSE:WPZ) today announced unaudited third-quarter net income of $12.0 million, or 58 cents per limited-partner unit, compared with a net income of $5.7 million during the same period in 2005. Year-to-date through Sept. 30, Williams Partners reported net income of $34.5 million, or $1.19 per limited-partner unit, compared with a net income of $21.1 million for the first three quarters of 2005.
          Quarter-over-quarter and year-over-year comparisons are based on restated results following the June 20 close of the partnership’s acquisition of a 25.1 percent interest in Williams Four Corners LLC.
          Distributable cash flow for Williams Partners, its 25.1 percent interest in Four Corners and its 40 percent interest in Discovery totaled $17.8 million during the third quarter this year. That amount compares with $12.0 million during the same period in 2005. For the first three quarters of 2006, Williams Partners reported combined distributable cash flow of $51.9 million, up from $42.2 million for the same period in 2005.
          Adjusted EBITDA for Williams Partners, its interest in Four Corners and its interest in Discovery totaled $21.9 million for the third quarter of 2006, compared with $13.8 million for the same period a year ago. Combined adjusted EBITDA for the first three quarters of 2006 was $59.1 million, up from $46.4 million a year ago.
          The significant improvement in the partnership’s quarterly and year-to-date results is primarily due to higher equity earnings from Four Corners and Discovery, as well as higher storage and fractionation revenues at Conway.
          The quarterly increase in equity earnings at Four Corners is attributed to higher processing margins caused by increased per-unit margins on higher natural gas sales volumes, along with higher fee-based gathering and processing revenues. Four Corners’ strong performance was partially offset by higher operating and maintenance expenses.
          The increase in quarterly equity earnings at Discovery was driven by higher gross processing margins and increased sales volume.
          Distributable cash flow and adjusted EBITDA are key measures of the partnership’s financial performance. Definitions for distributable cash flow and adjusted EBITDA are included in the body of this press release.

Chief Operating Officer Perspective
          “With year-to-date EBITDA up 27 percent and year-to-date distributable cash flow up 23 percent over 2005, our asset base continues to deliver significant growth,” said Alan Armstrong, chief operating officer of the general partner of Williams Partners. “Four Corners delivered robust NGL margins and solid gathering volumes, while Discovery has recovered its traditional gas volumes that were disrupted following the unprecedented hurricane season last year.
          “The partnership’s consistently strong financial performance is also reflected in increasing the cash distribution for the third quarter — the third increase this year. Our cash distribution has now grown 28.6 percent over our initial pro-rated distribution last year,” he said.
Increase in Cash Distribution to Unitholders
          Subsequent to the close of the third quarter, the board of directors of the general partner of Williams Partners increased the quarterly cash distribution payable to unitholders to 45 cents from 42.5 cents.
          The distribution increase reflects the continued strong performance of Williams Partners’ asset base, including the first full quarter of results from its interest in Four Corners, and the partnership’s forecast for operating earnings and cash flows.
Distributable Cash Flow and Adjusted EBITDA Definitions
          Williams Partners defines distributable cash flow as net income plus noncash affiliate interest expense, depreciation and accretion, and the amortization of a natural gas contract less the partnership’s equity earnings in Four Corners and Discovery, as well as adjustments for certain noncash, nonrecurring items, plus reimbursements from The Williams Companies, Inc. under an omnibus agreement and less maintenance capital expenditures.
          For Four Corners and Discovery, distributable cash flow is defined as net income plus depreciation and accretion and less maintenance capital expenditures. The partnership’s equity share of Four Corners’ distributable cash flow is 25.1 percent; its share is 40 percent for Discovery.
          Williams Partners defines adjusted EBITDA excluding investment in Four Corners and Discovery as net income plus interest expense and depreciation and accretion, and the amortization of a natural gas contract less the partnership’s equity earnings in Four Corners and Discovery, as well as adjustments for certain noncash, nonrecurring items.
          For Four Corners and Discovery, adjusted EBITDA is defined as net income plus interest (income) expense, depreciation and accretion. The partnership’s equity share of Four Corners’ and Discovery’s adjusted EBITDA is 25.1 percent and 40 percent, respectively.
          Schedules presenting Williams Partners’ consolidated statements of income, segment profit and operating information, as well as schedules reconciling adjusted EBITDA and distributable cash flow to measures included in Generally Accepted Accounting Principles are available on Williams Partners’ Web site at www.williamslp.com and as an attachment to this document.
Today’s Analyst Call
          Williams Partners’ management will discuss the partnership’s third-quarter financial results during an analyst presentation to be webcast live beginning at noon Eastern today.
          Participants are encouraged to access the presentation and corresponding slides via www.williamslp.com. A limited number of phone lines also will be available at (800) 967-7143. International callers should dial (719) 457-2631. Callers should dial in at least 10 minutes prior to the start of the discussion. Replay of the third-quarter webcast will be available for two weeks at www.williamslp.com.
Form 10-Q
          The partnership plans to file its Form 10-Q with the Securities and Exchange Commission today. The document will be available on both the SEC and Williams Partners web sites.
About Williams Partners L.P. (NYSE:WPZ)
          Williams Partners L.P. primarily gathers, transports and processes natural gas and fractionates and stores natural gas liquids. The general partner is Williams Partners GP LLC. More information is at www.williamslp.com.

Contact:	Jeff Pounds Williams (media relations) (918) 573-3332

Sharna Reingold Williams (investor relations) (918) 573-2078
# # #
Williams Partners’ reports, filings and other public announcements might contain or incorporate by reference forward-looking statements — statements that do not directly or exclusively relate to historical facts. You typically can identify forward-looking statements by the use of forward-looking words, such as “anticipate,” believe,” “could,” “continue,” “estimate,” “expect,” “forecast,” “may,” “plan,” “potential,” “project,” “schedule,” “will” and other similar words. These statements are based on our intentions, beliefs and assumptions about future events and are subject to risks, uncertainties and other factors. Actual results could differ materially from those contemplated by the forward-looking statements. In addition to any assumptions, risks, uncertainties and other factors referred to specifically in connection with such statements, other factors could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements. Those risks, uncertainties and factors include, among others: Williams Partners may not have sufficient cash from operations to enable it to pay the minimum quarterly distribution following establishment of cash reserves and payment of fees and expenses, including payments to its general partner; because of the natural decline in production from existing wells and competitive factors, the success of Williams Partners’ gathering and transportation businesses depends on its ability to connect new sources of natural gas supply, which is dependent on factors beyond its control; Williams Partners’ processing, fractionation and storage business could be affected by any decrease in the price of natural gas liquids or a change in the price of natural gas liquids relative to the price of natural gas; lower natural gas and oil prices could adversely affect Williams Partners’ fractionation and storage businesses; Williams Partners depends on certain key customers and producers for a significant portion of its revenues and supply of natural gas and natural gas liquids and the loss of any of these key customers or producers could result in a decline in its revenues and cash available to pay distributions; if third-party pipelines and other facilities interconnected to Williams Partners’ pipelines and facilities become unavailable to transport natural gas and natural gas liquids or to treat natural gas, Williams Partners’ revenues and cash available to pay distributions could be adversely affected; Williams Partners’ future financial and operating flexibility may be adversely affected by restrictions in its indenture and by its leverage; The Williams Companies, Inc.’s credit agreement and The Williams Companies, Inc.’s public indentures contain financial and operating restrictions that may limit Williams Partners’ access to credit; in addition,

Williams Partners’ ability to obtain credit in the future will be affected by The Williams Company Inc’s credit ratings; Williams Partners’ general partner and its affiliates have conflicts of interest and limited fiduciary duties, which may permit them to favor their own interest to the detriment of Williams Partners’ unitholders; Williams Partners’ partnership agreement limits its general partner’s fiduciary duties to Williams Partner’s unitholders for actions taken by the general partner that might otherwise constitute breaches of fiduciary duty; even if unitholders are dissatisfied, they cannot remove Williams Partners’ general partner without its consent; unitholders may be required to pay taxes on their share of Williams Partners’ income even if they do not receive any cash distributions from Williams Partners; and Williams Partners’ operations are subject to operational hazards and unforeseen interruptions for which it may or may not be adequately insured. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors are urged to closely consider the disclosures and risk factors in Williams Partners’ annual report on Form 10-K filed with the Securities and Exchange Commission on March 3, 2006 and Williams Partners’ quarterly reports on Form 10-Q available from Williams Partners’ offices or from Williams Partners’ website at www.williamslp.com.

Reconciliation of Non-GAAP Measures
(UNAUDITED)

	2005*				2006
(Thousands)	1st Qtr	2nd Qtr	3rd Qtr	Y-T-D	1st Qtr*	2nd Qtr	3rd Qtr	Y-T-D

Williams Partners L.P.
Reconciliation of Non-GAAP “Adjusted EBITDA Excluding Discovery” to GAAP Net income”

Net Income	$6,810	$8,580	$5,694	$21,084	$12,596	$9,969	$11,959	$34,524
Interest expense	3,004	2,982	2,014	8,000	236	648	3,271	4,155
Interest income	—	—	(76)	(76)	(70)	(110)	(462)	(642)
Depreciation and accretion	905	893	896	2,694	900	900	909	2,709
Amortization of gas purchase contract	—	—	581	581	1,354	1,322	1,322	3,998
Equity earnings	(8,711)	(7,422)	(8,631)	(24,764)	(12,168)	(10,264)	(14,593)	(37,025)

Adjusted EBITDA Excluding Equity Investments	$2,008	$5,033	$478	$7,519	$2,848	$2,465	$2,406	$7,719

Williams Four Corners
Reconciliation of Non-GAAP “EBITDA” to GAAP “Net income”

Net Income	$25,895	$26,815	$34,123	$86,833	$33,415	$31,542	$41,983	$106,940
Depreciation and amortization	9,726	9,708	9,673	29,107	9,814	9,952	10,035	29,801

EBITDA — 100%	$35,621	$36,523	$43,796	$115,940	$43,229	$41,494	$52,018	$136,741

EBITDA — our 25.1% interest	$8,941	$9,167	$10,993	$29,101	$10,850	$10,415	$13,057	$34,322

Discovery Producer Services
Reconciliation of Non-GAAP “EBITDA” to GAAP “Net income”

Net Income	$5,531	$1,727	$166	$7,424	$9,452	$5,868	$10,138	$25,458
Interest (income)	(284)	(389)	(498)	(1,171)	(626)	(601)	(608)	(1,835)
Depreciation and accretion	6,113	6,126	6,127	18,366	6,379	6,374	6,380	19,133

EBITDA — 100%	$11,360	$7,464	$5,795	$24,619	$15,205	$11,641	$15,910	$42,756

EBITDA — our 40% interest	$4,544	$2,986	$2,318	$9,848	$6,082	$4,656	$6,364	$17,102

*	Because Four Corners was an affiliate of Williams at the time of the acquisition, the transaction was between entities under common control, and has been accounted for at historical cost. Accordingly, these tables have been restated to reflect the combined historical results of our investment in Four Corners throughout the periods presented.

Reconciliation of Non-GAAP Measures
(UNAUDITED)

	2005*				2006
(Thousands)	1st Qtr	2nd Qtr	3rd Qtr	Y-T-D	1st Qtr*	2nd Qtr	3rd Qtr	Y-T-D

Williams Partners L.P.
Reconciliation of Non-GAAP “Distributable Cash Flow” to GAAP “Net income (loss)”

Net income	$6,810	$8,580	$5,694	$21,084	$12,596	$9,969	$11,959	$34,524
Interest expense — Affiliate (a)	2,805	2,812	1,822	7,439	—	—	—	—
Depreciation and accretion	905	893	896	2,694	900	900	909	2,709
Amortization of natural gas purchase contract	—	—	581	581	1,354	1,322	1,322	3,998
Equity earnings	(8,711)	(7,422)	(8,631)	(24,764)	(12,168)	(10,264)	(14,593)	(37,025)
Reimbursements from Williams under omnibus agreement	—	—	—	—	1,248	1,183	1,813	4,244
Maintenance capital expenditures	(212)	(410)	(940)	(1,562)	(1,165)	(1,094)	(1,750)	(4,009)

Distributable Cash Flow Excluding Equity Investments	$1,597	$4,453	$(578)	$5,472	$2,765	$2,016	$(340)	$4,441

(a)     Distributable cash flow includes the affiliate interest expense associated with the advances from affiliate that were forgiven by Williams in connection with our initial public offering. This interest expense did not result in a cash outlay for the Williams Partners Predecessor entity.

Williams Four Corners
Reconciliation of Non-GAAP “Distributable Cash Flow” to GAAP “Net income”

Net income	$25,895	$26,815	$34,123	$86,833	$33,415	$31,542	$41,983	$106,940
Depreciation and amortization	9,726	9,708	9,673	29,107	9,814	9,952	10,035	29,801
Maintenance capital expenditures (b)	(2,540)	(1,660)	(3,430)	(7,630)	(5,226)	(5,542)	(5,607)	(16,375)

Distributable Cash Flow — 100%	$33,081	$34,863	$40,366	$108,310	$38,003	$35,952	$46,411	$120,366

Distributable Cash Flow — our 25.1% interest	$8,303	$8,751	$10,132	$27,186	$9,539	$9,024	$11,649	$30,212

(b) Maintenance capital expenditures for Williams Four Corners includes well connection capital.

Discovery Producer Services
Reconciliation of Non-GAAP “Distributable Cash Flow” to GAAP “Net income”

Net income	$5,531	$1,727	$166	$7,424	$9,452	$5,868	$10,138	$25,458
Depreciation and accretion	6,113	6,126	6,127	18,366	6,379	6,374	6,380	19,133
Maintenance capital expenditures	(1,866)	(156)	(137)	(2,159)	(516)	(506)	(262)	(1,284)

Distributable Cash Flow — 100%	$9,778	$7,697	$6,156	$23,631	$15,315	$11,736	$16,256	$43,307

Distributable Cash Flow — our 40% interest	$3,911	$3,079	$2,462	$9,452	$6,126	$4,694	$6,503	$17,323

*	Because Four Corners was an affiliate of Williams at the time of the acquisition, the transaction was between entities under common control, and has been accounted for at historical cost. Accordingly, these tables have been restated to reflect the combined historical results of our investment in Four Corners throughout the periods presented.

Consolidated Statements of Income
(UNAUDITED)

	2005*				2006
(Thousands)	1st Qtr	2nd Qtr	3rd Qtr	Y-T-D	1st Qtr*	2nd Qtr	3rd Qtr	Y-T-D

Revenues:
Storage	$4,388	$4,638	$5,409	$14,435	$5,105	$5,924	$6,581	$17,610
Fractionation	2,430	2,307	2,386	7,123	3,953	2,989	2,708	9,650
Gathering	880	766	649	2,295	733	676	632	2,041
Product Sales:
Affiliate	2,829	3,679	2,726	9,234	6,141	2,902	2,920	11,963
Third-party	63	—	—	63	—	—	—	—
Other	779	786	1,006	2,571	1,131	901	1,138	3,170

Total revenues	11,369	12,176	12,176	35,721	17,063	13,392	13,979	44,434

Cost and expenses:
Operating and maintenance expense:
Affiliate	2,653	2,693	2,592	7,938	4,000	3,383	3,658	11,041
Third-party	3,075	99	5,680	8,854	3,691	3,660	3,961	11,312
Product cost	2,735	3,327	2,258	8,320	5,723	2,919	2,880	11,522
Depreciation and accretion	905	893	896	2,694	900	900	909	2,709
General and administrative expense:
Affiliate	687	851	1,170	2,708	1,415	1,526	1,652	4,593
Third-party	19	27	385	431	533	595	562	1,690
Taxes other than income	192	146	194	532	207	161	182	550
Other	—	—	—	—	—	5	—	5

Total costs and expenses	10,266	8,036	13,175	31,477	16,469	13,149	13,804	43,422

Operating income	1,103	4,140	(999)	4,244	594	243	175	1,012

Equity earnings	8,711	7,422	8,631	24,764	12,168	10,264	14,593	37,025

Interest expense:
Affiliate	(2,805)	(2,812)	(1,822)	(7,439)	(15)	(15)	(15)	(45)
Third-party	(199)	(170)	(192)	(561)	(221)	(633)	(3,256)	(4,110)
Interest income	—	—	76	76	70	110	462	642

Net income	$6,810	$8,580	$5,694	$21,084	$12,596	$9,969	$11,959	$34,524

*	Because Four Corners was an affiliate of Williams at the time of the acquisition, the transaction was between entities under common control, and has been accounted for at historical cost. Accordingly, these tables have been restated to reflect the combined historical results of our investment in Four Corners throughout the periods presented.

Segment Profit & Operating Statistics
(UNAUDITED)

	2005*				2006
(Thousands)	1st Qtr	2nd Qtr	3rd Qtr	Y-T-D	1st Qtr*	2nd Qtr	3rd Qtr	Y-T-D

NGL Services
Segment revenues	$10,489	$11,411	$11,526	$33,426	$16,330	$12,716	$13,347	$42,393
Operating and maintenance expense	5,621	2,523	8,171	16,315	7,449	6,812	7,220	21,481
Product cost	2,735	3,327	2,258	8,320	5,723	2,919	2,880	11,522
Depreciation and accretion	605	593	596	1,794	600	600	609	1,809
Direct general and administrative expenses	203	271	308	782	301	235	279	815
Other	192	146	194	532	207	166	182	555

Segment profit	$1,133	$4,551	$(1)	$5,683	$2,050	$1,984	$2,177	$6,211

Gathering and Processing
Segment revenues	$880	$765	$650	$2,295	$733	$676	$632	$2,041
Operating and maintenance expense	107	269	101	477	242	231	399	872
Depreciation and accretion	300	300	300	900	300	300	300	900
Direct general and administrative expenses	—	—	—	—	2	7	—	9

Segment operating income	473	196	249	918	189	138	(67)	260
Equity earnings	8,711	7,422	8,631	24,764	12,168	10,264	14,593	37,025

Segment profit	$9,184	$7,618	$8,880	$25,682	$12,357	$10,402	$14,526	$37,285

*       Because Four Corners was an affiliate of Williams at the time of the acquisition, the transaction was between entities under common control, and has been accounted for at historical cost. Accordingly, these tables have been restated to reflect the combined historical results of our investment in Four Corners throughout the periods presented.

Operating Information:
Williams Partners:
Conway storage revenues	$4,388	$4,638	$5,409	$14,435	$5,105	$5,924	$6,581	$17,610
Conway fractionation volumes (bpd) — our 50%	41,296	37,503	34,511	37,746	46,042	39,669	38,517	41,382
Carbonate Trend gathered volumes (MMBtu/d)	41,567	35,933	29,834	35,735	33,407	29,327	27,650	30,107
Williams Four Corners — 100%:
Gathered volumes (MMBtu/d)	1,512,489	1,526,251	1,538,105	1,525,685	1,511,867	1,473,371	1,501,978	1,495,771
Processed volumes (MMBtu/d)	857,867	854,321	872,261	861,542	868,200	861,876	878,965	869,731
Liquid sales gallons	45,740	38,472	42,185	126,396	41,413	43,874	47,009	132,296
Net liquids margin (cents/gallon)	$0.32	$0.33	$0.42	$0.36	$0.37	$0.49	$0.56	$0.48
Discovery Producer Services — 100%
Gathered volumes (MMBtu/d)	335,727	334,466	249,722	306,323	581,788	342,037	435,885	451,449
Gross processing margin ($/MMBtu)	$0.21	$0.17	$0.19	$0.19	$0.16	$0.25	$0.28	$0.22